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Media Release

Basel, 12 April 2012
Roche issues statement regarding Illumina offer

Roche (SIX: RO, ROG; OTCQX: RHHBY) released the following statement regarding its pending offer for Illumina, Inc. (NASDAQ: ILMN):

“We continue to believe that on the basis of the public information that has been available to us, our offer price of $51 per share is full, fair and extremely attractive by every conceivable financial metric. Illumina has to date not provided any quantitative support for their aggressive growth assumptions. We believe that their long term growth expectations are unrealistic and ignore the inherent and significant market and technology risks,” said Severin Schwan, CEO of Roche Group.

Schwan continued, “As we have said earlier, if Illumina were to engage with us, we would consider any information supporting Illumina’s contention that our offer undervalues the company and its prospects. However, because Illumina has refused to enter into negotiations with us, our current analysis is by necessity based solely on publicly available information, and that information does not justify a price in excess of $51 per share. Our goal has always been to enter into a negotiated transaction with Illumina and we firmly believe that our present offer is more than adequate to serve as a basis to begin that negotiation with Illumina.”

Copies of the Offer to Purchase, Letter of Transmittal and other related materials are available on the SEC website at http://www.sec.gov or may be obtained from MacKenzie Partners, Inc., the information agent for the offer, at (212) 929-5500 or (800) 322-2885 (Toll-Free).

Additional information about the transaction, including the offering documents, is available at www.transactioninfo.com/roche.

Greenhill & Co., LLC and Citigroup Global Markets, Inc. are acting as financial advisors to Roche and Davis Polk & Wardwell LLP is acting as legal counsel.

Hoffmann-La Roche Ltd	4070 Basel Switzerland	Group Communications Roche Group Media Relations	Tel. +41 61 688 88 88 Fax +41 61 688 27 75 www.roche.com

About the Offer
On January 27, 2012, Roche commenced a tender offer to acquire all outstanding shares of Illumina for $44.50 per share in cash and increased its offer on March 29, 2012 to $51.00 per share in cash for an aggregate of approximately $6.8 billion on a fully diluted basis. The increased offer represents a substantial premium to Illumina’s unaffected market prices: a premium of 88% over Illumina’s closing stock price on December 21, 2011 – the day before market rumors about a potential transaction between Roche and Illumina drove Illumina’s stock price significantly higher – and an 84% premium over the one-month historical average and a 64% premium over the three-month historical average of Illumina’s share price, both as of December 21, 2011.

In addition to its cash tender offer, Roche has nominated a slate of highly qualified, independent candidates for election to Illumina’s Board of Directors and proposed certain other matters for the consideration of Illumina’s shareholders at Illumina’s 2012 annual meeting, which if adopted, would result in Roche-nominated directors comprising a majority of the Illumina board.

About Roche
Headquartered in Basel, Switzerland, Roche is a leader in research-focused healthcare with combined strengths in pharmaceuticals and diagnostics. Roche is the world’s largest biotech company with truly differentiated medicines in oncology, virology, inflammation, metabolism and CNS. Roche is also the world leader in in-vitro diagnostics, tissue-based cancer diagnostics and a pioneer in diabetes management. Roche’s personalized healthcare strategy aims at providing medicines and diagnostic tools that enable tangible improvements in the health, quality of life and survival of patients. In 2011, Roche had over 80’000 employees worldwide and invested over 8 billion Swiss francs in R&D. The Group posted sales of 42.5 billion Swiss francs. Genentech, United States, is a wholly owned member of the Roche Group. Roche has a majority stake in Chugai Pharmaceutical, Japan. For more information: www.roche.com.
All trademarks used or mentioned in this release are protected by law.

Additional information
Additional detail regarding the offer can be found on www.transactioninfo.com/Roche.

Roche Group Media Relations
Phone: +41 -61 688 8888 / e-mail: basel.mediaoffice@roche.com
- Alexander Klauser (Head)
- Silvia Dobry
- Daniel Grotzky
- Claudia Schmitt

Brunswick Group (for U.S. media)
Phone: +1 212 333 3810
- Steve Lipin
- Jennifer Lowney

MacKenzie Partners (Information Agent for the offer)
Phone: +1 212 929 5500 or +1 800 322 2885 (toll-free)

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
THIS ANNOUNCEMENT CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS MAY BE IDENTIFIED BY WORDS SUCH AS “BELIEVES”, “EXPECTS”, “ANTICIPATES”, “PROJECTS”, “INTENDS”, “SHOULD”, “SEEKS”, “ESTIMATES”, “FUTURE” OR SIMILAR EXPRESSIONS OR BY DISCUSSION OF, AMONG OTHER THINGS, STRATEGY, GOALS, PLANS OR INTENTIONS. VARIOUS FACTORS MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY IN THE FUTURE FROM THOSE REFLECTED IN FORWARD-LOOKING STATEMENTS CONTAINED IN THIS DOCUMENT, AMONG OTHERS: (1) ECONOMIC AND CURRENCY CONDITIONS; (2) COMPETITIVE AND TECHNOLOGICAL FACTORS; AND (3) RISKS AND UNCERTAINTIES RELATING TO THE PROPOSED TRANSACTION.

ADDITIONAL INFORMATION AND WHERE TO FIND IT
THIS ANNOUNCEMENT IS FOR INFORMATIONAL PURPOSES ONLY AND DOES NOT CONSTITUTE AN OFFER TO PURCHASE OR A SOLICITATION OF AN OFFER TO SELL ILLUMINA COMMON STOCK. THE TENDER OFFER IS BEING MADE PURSUANT TO A TENDER OFFER STATEMENT ON SCHEDULE TO (INCLUDING THE OFFER TO PURCHASE, LETTER OF TRANSMITTAL AND OTHER RELATED TENDER OFFER MATERIALS) FILED BY ROCHE WITH THE SECURITIES AND EXCHANGE COMMISSION (SEC) ON JANUARY 27, 2012. THESE MATERIALS, AS THEY MAY BE AMENDED FROM TIME TO TIME, CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER, THAT SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER. INVESTORS AND SECURITY HOLDERS MAY OBTAIN A FREE COPY OF THESE MATERIALS AND OTHER DOCUMENTS FILED BY ROCHE WITH THE SEC AT THE WEBSITE MAINTAINED BY THE SEC AT WWW.SEC.GOV. THE OFFER TO PURCHASE AND RELATED MATERIALS MAY ALSO BE OBTAINED FOR FREE BY CONTACTING THE INFORMATION AGENT FOR THE TENDER OFFER, MACKENZIE PARTNERS, AT (212) 929-5500 OR (800) 322-2885 (TOLL-FREE).

ROCHE HAS FILED A PROXY STATEMENT ON SCHEDULE 14A AND OTHER RELEVANT DOCUMENTS WITH THE SEC IN CONNECTION WITH ITS SOLICITATION OF PROXIES FOR THE 2012 ANNUAL MEETING OF ILLUMINA (THE “PROXY STATEMENT"). ROCHE HAS MAILED THE PROXY STATEMENT AND A PROXY CARD TO EACH ILLUMINA STOCKHOLDER ENTITLED TO VOTE AT THE 2012 ANNUAL MEETING. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY AND IN ITS ENTIRETY AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION. INVESTORS AND SECURITY HOLDERS MAY OBTAIN A FREE COPY OF THESE MATERIALS AND OTHER DOCUMENTS FILED BY ROCHE WITH THE SEC AT THE WEBSITE MAINTAINED BY THE SEC AT WWW.SEC.GOV. THE PROXY STATEMENT

AND RELATED MATERIALS MAY ALSO BE OBTAINED FOR FREE BY CONTACTING THE INFORMATION AGENT FOR THE TENDER OFFER, MACKENZIE PARTNERS, AT (212) 929-5500 OR (800) 322-2885 (TOLL-FREE).

ROCHE HOLDING LTD, CKH ACQUISITION CORPORATION AND THE INDIVIDUALS NOMINATED BY CKH ACQUISITION CORPORATION FOR ELECTION TO ILLUMINA’S BOARD OF DIRECTORS (THE “ROCHE NOMINEES") MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES FROM ILLUMINA STOCKHOLDERS FOR USE AT THE 2012 ANNUAL MEETING OF STOCKHOLDERS, OR AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF. INFORMATION REGARDING THE DIRECTORS AND EXECUTIVE OFFICERS OF ROCHE HOLDING LTD AND CKH ACQUISITION CORPORATION WHO MAY BE PARTICIPANTS IN THE SOLICITATION OF PROXIES CAN BE FOUND IN THE DEFINITIVE PROXY STATEMENT. NO ADDITIONAL COMPENSATION WILL BE PAID TO SUCH DIRECTORS AND EXECUTIVE OFFICERS FOR SUCH SERVICES. INVESTORS AND SECURITY HOLDERS CAN OBTAIN ADDITIONAL INFORMATION REGARDING THE DIRECT AND INDIRECT INTERESTS OF THE ROCHE NOMINEES AND OTHER PARTICIPANTS BY READING THE DEFINITIVE PROXY STATEMENT.